Exhibit 99.1

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

            This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of November 17, 2003, by and among CharterMac, a statutory trust formed under the laws of the State of Delaware ("CharterMac"), and APH Associates L.P., DLK Associates L.P, Marc Associates, L.P., Related General II, L.P., Stephen M. Ross, SJB Associates L.P., J. Michael Fried and Fried Family 2001 Trust (each a "Holder" and collectively, the "Holders").

            WHEREAS, on the date hereof, an affiliate of CharterMac, CharterMac Capital Company, LLC, a Delaware limited liability company ("CCC"), is acquiring, among other things, certain assets from the Holders pursuant to (i) a Contribution Agreement dated as of December 17, 2002 (the "Contribution Agreement") by and among CCC and other parties named therein, and (ii) that certain Contribution Agreement dated as of November 17, 2003 by and among J. Michael Fried, JMF Associates, L.P. and Fried Family 2001 Trust and CCC (the "Fried Contribution Agreement"), and in connection therewith certain Holders will receive units of limited liability company interest in CCC (such units received pursuant to the Contribution Agreement being referred to herein as the "Special Common Units");

            WHEREAS, CCC, CharterMac Corporation, a Delaware corporation ("CM Corp."), and certain Holders are parties to an Exchange Rights Agreement (as defined below) which provides such Holders, among other things, with the right to demand that CCC redeem their Special Common Units for cash or, at the election of CM Corp., CM Corp. may satisfy that redemption request through the issuance of Common Shares (as defined below);

            WHEREAS, Ross and CharterMac have entered into that certain Ross Option in consideration of Ross agreeing to serve as the non-executive Chairman of the Board of Trustees of CharterMac; and

            WHEREAS, in order to induce certain Holders to consummate the transactions contemplated by the Contribution Agreement, the Fried Contribution Agreement and Ross to serve as non-executive Chairman of the Board of Trustees of CharterMac, CharterMac has agreed to grant to the Holders the registration rights set forth in Section 2 hereof.

            NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:


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            Section 1.   Definitions.

            As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "Agent" means the principal placement agent on an agented placement of Registrable Securities.

            "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are permitted or required by any applicable law to close.

            "CCC" shall have the meaning set forth in the Preamble.

            "CharterMac" shall have the meaning set forth in the Preamble and also shall include CharterMac's successors.

            "Commission" shall mean the Securities and Exchange Commission.

            "Common Shares" shall mean the common shares of beneficial interest of CharterMac.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Rights Agreement" shall mean the Exchange Rights Agreement, dated the date hereof, among CCC, CM Corp. and the Holders.

            "Exchange Shares" shall mean the Common Shares issuable, as applicable, upon (i) exchange of the Special Common Units issued or to be issued pursuant to the Contribution Agreement or (ii) exercise of the options granted to Ross pursuant to the Ross Option.

            "Holdback Period" shall have the meaning set forth in Section 4(d).

            "Holder" or "Holders" shall have the meaning set forth in the Preamble, and shall include the transferee of any such Person's Exchange Shares acquiring rights in accordance with Section 7 hereof whenever such Person owns of record Exchange Shares, or holds a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such acquisition, conversion or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If CharterMac receives conflicting instructions, notices or elections from two or more Persons with respect to the same Exchange Shares, CharterMac may act upon the


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basis of the instructions, notice or election received from the registered owner of such Exchange Shares.

            "Institutional Lender" means either a financial institution (including, without limitation, a commercial bank, mortgage bank, investment bank, life insurer or pension fund) in the business of making loans and having assets exceeding $25 billion, or any public or private company in the business of making loans to real estate companies and having assets exceeding $1 billion or a subsidiary of such financial institution or such private or public company.

            "Independent Trustees" shall have the same meaning as in the Second Amended and Restated Trust Agreement of CharterMac dated as of November 17, 2003.

            "Majority Selling Holders" means those Selling Holders whose Registrable Securities included in such Registration Statement represent a majority of the Registrable Securities of all Selling Holders included therein.

            "NASD" shall mean the National Association of Securities Dealers,
Inc.

            "Person" shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

            "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

            "Registrable Securities" shall mean (i) the Exchange Shares; (ii) any Common Shares or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by CharterMac generally for, or in replacement by CharterMac generally of, any Exchange Shares; (iii) any securities issued pursuant to a stock split or a reclassification of, or in substitution for, any Exchange Shares; and (iv) any securities issued in exchange for the Exchange Shares in any merger, combination or reorganization of CharterMac; provided, however, that Registrable Securities shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rules promulgated by the Commission pursuant to the Securities Act or are eligible for sale pursuant to Rule 144(k). For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, exchange, purchase


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or otherwise), whether or not such acquisition has actually been effected and whether or not the Company or any other Person has the right to redeem the securities exchangeable for the Registrable Securities in lieu of issuing the Registrable Securities.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:
(i) all Commission, stock exchange or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates, documents incorporated by reference and other documents required to be prepared by CharterMac in its ordinary course of business relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges; and (v) the fees and disbursements of counsel for CharterMac and of the independent public accountants of CharterMac, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by a Selling Holder, the fees and disbursements of counsel representing a Selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Selling Holder, all of which shall be borne by such Holder in all cases.

            "Registration Statement" or "Shelf Registration Statement" shall mean a "shelf" registration statement of CharterMac and any other Person required to be a registrant with respect to such shelf registration statement pursuant to the requirements of the Securities Act which covers the issuance or resale of the Registrable Securities on Form S-3 or otherwise under Rule 415 promulgated under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

            "Ross" shall mean Stephen M. Ross.

            "Ross Option" shall mean that certain Ross Option Agreement dated as of the date hereof.

            "Rule 144" and "Rule 145" shall mean Rule 144 and Rule 145 promulgated under the Securities Act, and any successor rule or regulation under the Securities Act.


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            "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and any successor act.

            "Selling Holders" means, with respect to a specified Registration Statement pursuant to this Agreement, the Holders whose Registrable Securities are included in such Registration Statement.

            "Shelf Registration" shall mean a registration required to be effected pursuant to Section 2 hereof.

            "Special Common Units" shall have the meaning set forth in the Preamble.

            "Transfer" means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security or any transfer upon any merger or consolidation) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.

            "Underwriters' Representative" means the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers; provided, that the managing underwriter shall be subject to the approval of not less than a majority of the Independent Trustees.

            "Underwritten Offering" shall have the meaning set forth in Section 4(d).

            "Violation" shall have the meaning set forth in Section 6(a)(1).

            Section 2.   Shelf Registration Under the Securities Act.


                  (a) Filing of Shelf Registration Statement. CharterMac shall file a Shelf Registration Statement providing for the sale by the Holders of the Registrable Securities by January 17, 2004, and will use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable. CharterMac agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for a period expiring on the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or have become eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act and further agrees during such period to supplement or amend the Shelf Registration Statement, if and as required


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by the rules, regulations or instructions applicable to the registration form used by CharterMac for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration. Notwithstanding the foregoing, CharterMac shall not be required to file a Registration Statement or to keep a Registration Statement effective if the negotiation or consummation of a transaction is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by CharterMac in the Registration Statement of material information which CharterMac has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that CharterMac may not delay, suspend or withdraw a Registration Statement for such reason for more than (60) days or more often than twice during any period of 12 consecutive months. CharterMac is not required to file a separate Registration Statement, but may file one Registration Statement covering the Registrable Securities held by more than one Holder.

                  (b) Expenses. CharterMac shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a). Each Holder shall pay all underwriting discounts, if any, sales commissions, the fees and disbursements of counsel representing such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement or Rule 144 promulgated under the Securities Act.

                  (c) Notwithstanding anything to the contrary contained herein, CharterMac shall not be required to amend or supplement a Shelf Registration Statement pursuant to Section 2(a) hereof (i) in respect of more than three underwritten distributions, (ii) in respect of more than one underwritten distribution in any 12 month period, or (iii) if the aggregate market value (as determined by the average of the closing price of Common Shares for the five consecutive trading days preceding the date of determination) of the Registrable Securities that the Selling Holders' Request be sold in such underwritten distribution does not equal at least $25,000,000.

                  (d) Incidental Registration. If, at any time during the period which CharterMac is required to keep a Shelf Registration Statement effective pursuant to Section 2(a), CharterMac proposes to file a registration statement under the Securities Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to CharterMac's existing stockholders) with respect to an underwritten offering on any form that would also permit the registration of the Registrable Securities, and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of Common Shares to be sold for cash, CharterMac shall promptly give each Holder written notice of such registration setting forth the date on which CharterMac proposes to file such registration statement and advising each Holder of its right to have Registrable Securities included in such registration. Upon the written request of any Holder received by


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CharterMac within ten (10) business days following the date of CharterMac's notice, CharterMac shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. CharterMac shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 2 without any obligation or liability to any Holder. CharterMac shall not be required to include any Holder's Registrable Securities in any underwriting unless such holder accepts the terms of the underwriting as agreed to between CharterMac and the underwriters selected by it. If, in the written opinion of the managing underwriter or underwriters, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then CharterMac will include in such registration, to the extent of the amount and class which CharterMac is so advised can be sold without such material adverse effect in such offering, in addition to the securities proposed to be sold by CharterMac for its own account, the Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 2 and all securities offered for the account of other Persons pursuant to the exercise of contractual rights, pro rata based on the estimated gross proceeds from the sale thereof.

            Section 3.   Registration Procedures.


                  (a) Obligations of CharterMac. In connection with the obligations of CharterMac with respect to the Registration Statement required to be filed pursuant to Section 2 hereof, CharterMac shall, to the extent applicable:

                         (1) Prepare and file with the Commission within the
time period set forth in Section 2 hereof, a Shelf Registration Statement with respect to such Registrable Securities (which Registration Statement shall be available for the Selling Holders' intended method or methods of distribution and shall comply in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith) and use commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable.

                         (2) Promptly notify each Selling Holder when the
Registration Statement and any post-effective amendments and supplements thereto are declared effective, and confirm such notice in writing.

                         (3) Respond as promptly as practicable to any comments
received by the Commission with respect to the Shelf Registration Statement and prepare and file with the Commission such amendments and supplements to each such Registration Statement and the Prospectus used in connection with such Registration Statement or any document incorporated therein by reference or file any other required document as may be necessary to comply with the provisions of the Securities Act and rules thereunder, including the filing of the supplemental Prospectus pursuant to Rule 424, with respect to the disposition of all securities covered by such Registration


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


Statement and the instructions applicable to the registration form used by CharterMac. If the Registration Statement is for an underwritten offering, CharterMac shall amend the Registration Statement or supplement the Prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 3(a)(6). In the event that any Registrable Securities included in a Registration Statement subject to, or required by, this Agreement remain unsold at the end of the period during which CharterMac is obligated to maintain the effectiveness of such Registration Statement, CharterMac may file a post-effective amendment to the Registration Statement for the purpose of removing such securities from registered status.

                         (4) Furnish to each Selling Holder of Registrable
Securities, without charge, such numbers of copies of the Registration Statement, any pre-effective or post-effective amendment thereto, the Prospectus, including each preliminary Prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder; CharterMac consents to the use of the Prospectus, including each preliminary Prospectus, by each such Selling Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus.

                         (5) Use CharterMac's commercially reasonable efforts
(i) to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such states or jurisdictions in the United States as shall be reasonably requested by the Underwriters' Representative or Agent or any Selling Holder and to keep such qualification effective during the period such Registration Statement is effective and do any and all other acts and things which may be reasonably necessary or advisable to enable any Selling Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Selling Holder, and (ii) to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that CharterMac shall not be required in connection therewith or as a condition thereto to (i) qualify to do business or register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(a)(5), (ii) subject itself to taxation in any such jurisdiction, or (iii) to file a general consent to service of process in any such states or jurisdictions.

                         (6) In the event of any underwritten or agented
offering, enter into and perform CharterMac's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents and representations and warranties by CharterMac to the Selling Holders and the underwriters), in usual and customary form in the securities business for such an


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arrangement between underwriters and companies of CharterMac's size and investment stature, with the managing underwriter or underwriters of or agents for such offering and use commercially reasonable efforts to obtain executed lock-up agreements from the officers and directors of CharterMac and from the holders of more than 5% of CharterMac's equity securities, if requested by the underwriters; provided, that such agreement shall not contain any provision applicable to CharterMac that is inconsistent with the provisions of this Agreement. CharterMac shall also reasonably cooperate with the Majority Selling Holders and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Shares, including making available CharterMac's officers, accountants, counsel, premises, books and records for such purpose, but CharterMac shall not be required to incur any out-of-pocket expense pursuant to this sentence.

                         (7) Promptly notify each Selling Holder of any stop
order suspending the effectiveness of a Registration Statement issued or for the issuance of which proceedings have been instituted, or, to the extent CharterMac has actual knowledge thereof, threatened to be issued by the Commission or any state securities authority in connection therewith, and confirm such notice in writing, and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it as soon as reasonably practicable if entered.

                         (8) Promptly notify each Selling Holder of the
happening of any event as a result of which the Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of the Prospectus), not misleading, and confirm such notice in writing.

                         (9) Make generally available to CharterMac's security
holders copies of an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as reasonably practicable but in any event no later than 90 days following the end of the 12-month period beginning with the first month of CharterMac's first fiscal quarter commencing after the effective date of each Registration Statement filed pursuant to this Agreement.

                         (10) Subject to Section 2(a), upon the occurrence of
any event contemplated by Section 3(a)(8), use its reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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                         (11) Make available for inspection by any Selling
Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter, all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the opportunity to discuss the business affairs of CharterMac with its principal executives and independent public accountants who have certified the audited financial statements included in such Registration Statement, in each case all as reasonably necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that CharterMac determines, in good faith, to be confidential and which CharterMac advises such Person in writing is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to CharterMac, or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to CharterMac or unless the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement.

                         (12) Use CharterMac's commercially reasonable efforts
to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to CharterMac addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Majority Selling Holders. CharterMac shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

                         (13) Within a reasonable time prior to the filing of
any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide, at no charge, copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders of Registrable Securities. Within a reasonable time after filing thereof with the Commission, furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested).

                         (14) Provide and cause to be maintained a transfer
agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

                         (15) Use commercially reasonable efforts to cause the
Registrable Securities covered by such Registration Statement (i) if similar securities of CharterMac are then listed on a securities exchange or included for quotation in a


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recognized trading market, to be so listed or included for so long as such similar securities of CharterMac are so listed or included, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of CharterMac to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

                         (16) Use CharterMac's commercially reasonable efforts
to provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities.

                         (17) Take such other actions as are reasonably required
in order to expedite or facilitate the disposition of Registrable Securities included in each such Registration Statement.

                  (b) Holders' Obligations. It shall be a condition precedent to the obligations of CharterMac to take any action pursuant to Sections 2 and 3 hereof with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall furnish to CharterMac such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with CharterMac in preparing such Registration Statement.

            Section 4. Agreements of Selling Holder. In connection with any Registration Statement pursuant to Section 2 hereof, each Selling Holder agrees, as applicable:

                  (a) to execute the underwriting agreement, if any, agreed to by the Majority Selling Holders or CharterMac, as the case may be;

                  (b) that it will not offer or sell its Registrable Securities under the Registration Statement until it has received copies of the supplemented or amended Prospectus contemplated by Section 3(a)(3) hereof and receives notice that any post-effective amendment (if required) has become effective;

                  (c) that upon receipt of any notice from CharterMac of the happening of any transaction or event of the kind described in Section 3(a)(8) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until the Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(a)(3) hereof and receives notice that any post-effective amendment (if required) has become effective, and, if so directed by CharterMac, the Holder will deliver to CharterMac (at the expense of CharterMac) all copies in its possession, other than permanent file copies then in such Holder's possession, of the


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Prospectus covering such Registrable Securities current immediately preceding the time of receipt of such notice; and

                  (d) that upon the receipt of notice from CharterMac, as requested by the managing underwriter or underwriters of a public offering of Common Shares, or other securities convertible into, or exercisable or exchangeable for, Common Shares, that is underwritten on a firm commitment basis for the account of CharterMac (an "Underwritten Offering"), the Holders shall not effect any public or private sale of any Common Shares through the Registration Statement, during the period (the "Holdback Period") beginning 14 days prior to, and ending 90 days after, the effective date of the registration statement relating to such Underwritten Offering; provided the aggregate number of days during which one or more Holdback Periods are in effect shall not exceed 120 days during any 12-month period.

            Section 5. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, CharterMac shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of CharterMac which would allow such holder or prospective holder to include such securities in any Registration Statement filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such Registration Statement only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which are included.

            Section 6.   Indemnification; Contribution.

                  (a) Indemnification by CharterMac. If any Registrable Securities are included in a Registration Statement under this Agreement:

                         (1) To the extent permitted by applicable law,
CharterMac shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, trustee, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party arising out of or based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                              (i) Any untrue statement or alleged untrue
statement of a material fact contained in such Registration Statement, including any preliminary Prospectus or final Prospectus contained therein, or any amendments or supplements thereto or any document incorporated by reference therein;


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                              (ii) The omission or alleged omission to state
therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                              (iii) Any violation or alleged violation by
CharterMac of the federal securities laws or any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law in connection the registration of the Registrable Securities pursuant to this Agreement;

provided, however, that the indemnification required by this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of CharterMac, which consent shall not be unreasonably withheld, nor shall CharterMac be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to CharterMac by the indemnified party expressly for use in connection with such Registration Statement; provided, further, that the indemnity agreement contained in this Section 6(a) shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary Prospectus if the final Prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final Prospectus has not been sent or given to such Person at or prior to the confirmation of sale to such Person if such underwriter was under an obligation to deliver such final Prospectus and failed to do so. CharterMac shall also indemnify underwriters participating in the distribution of the Registrable Securities, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the extent as is customary and typical in similar underwritten distributions.

                  (b) Indemnification by Holder. If any of a Selling Holder's Registrable Securities are included in a Registration Statement under this Agreement, to the extent permitted by applicable law, such Selling Holder shall indemnify and hold harmless CharterMac, each of its trustees, officers, employees and agents, each Person, if any, who controls CharterMac within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party arising out of or based upon any Violation, in each case to the extent (and only to the extent) that such Violation is based on or arises from written information furnished by such Selling Holder to CharterMac expressly for use in connection with such Registration Statement (or any amendments thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that (x) the indemnification required by this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 6(b) exceed the gross proceeds from the applicable offering received by such Selling Holder. In no event shall a Holder be jointly liable with any other Holder as a result of its indemnification obligations.

                  (c) Conduct of Indemnification Proceedings. Reasonably promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if not otherwise known by the indemnifying party shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 to the extent of any material prejudice or forfeiture of substantial rights or defenses resulting therefrom but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 6. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party so long as such indemnified party shall have provided the indemnifying party with a written undertaking to reimburse the indemnifying party for all amounts so advanced if it is ultimately determined that the indemnified party is not entitled to indemnification hereunder. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such action, claim or proceeding in a timely manner, or (iii) such indemnified party reasonably determines that a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to such indemnified party which are different from or in addition to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one additional firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless such indemnified party reasonably determines that a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to such indemnified party which are different from or in addition to those available to any other of such indemnified parties in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

                  (d)    Contribution. If the indemnification required by this
Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6:


                         (1) The indemnifying party, in lieu of indemnifying
such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 6(a) and Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                         (2) The parties hereto agree that it would not be just
and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6(d)(1). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Full Indemnification. If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 6(d)(1).

                  (f) Survival. The obligations of CharterMac and the Selling Holders of Registrable Securities under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, and otherwise.

            Section 7. Transfer of Registration Rights. All rights of a Holder with respect to Exchange Shares pursuant to this Agreement may be Transferred by such Holder to any Person in connection with the Transfer of Exchange Shares to such Person, in all cases. CharterMac shall not be bound by any such Transfer until the transferor or transferee shall have delivered to the secretary of CharterMac written notification of such Transfer setting forth the name of the transferor, name and address of the transferee, and the number of Exchange Shares which shall have been so Transferred.

            Section 8. Covenants of CharterMac. CharterMac hereby agrees and covenants that it shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Securities Act and the Exchange Act. If CharterMac is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, CharterMac shall make publicly available the information specified in subparagraph (c)(2) of Rule 144. CharterMac shall take such further action as may be reasonably required from time to time and as may be within the reasonable control of CharterMac, to enable the Holders to Transfer Exchange Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the Commission.

            In connection with any sale, transfer or other disposition by a Holder of any Exchange Shares pursuant to Rule 144, CharterMac shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Exchange Shares to be sold and not bearing any Securities Act legend, and enable certificates for such Exchange Shares to be for such number of shares and registered in such names as the Holder may reasonably request at least two Business Days prior to any sale of Exchange Shares.

            Section 9.   Miscellaneous.

                  (a) Notices. All notices and other communications given or made pursuant hereto shall be in writing and delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested) or by nationally recognized overnight air courier service and shall be deemed to have been duly given or made as of the date delivered if delivered personally, or if mailed, on the third business day after mailing (on the first business day after mailing in the case of a nationally recognized overnight air courier service) to the parties at the following addresses:

                  if to CharterMac, to:

                         CharterMac
                         625 Madison Avenue, 5th Floor
                         New York, New York 10022
                         Attention: Stuart J. Boesky

                         with a copy to:

                         Paul, Hastings, Janofsky & Walker LLP
                         75 East 55th Street
                         New York, New York 10022
                         Attention: Mark Schonberger, Esq.
                  and:

                         if to the Holders, to such Holder at their respective
                  address set forth on Schedule A hereto.

                  Any party may by notice given in accordance with this
Section 9(a) to the other parties designate another address or Person for receipt of notices hereunder.

                  (b) Amendments and Waivers. This Agreement may be modified, amended or supplemented only by an instrument in writing signed by all of the parties hereto; provided that consent to any modification, amendment or supplement by CharterMac shall require approval of not less than a majority of the Independent Trustees.

                  (c) Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver (which, in the case of a waiver by CharterMac, shall require the approval of not less than a majority of the Independent Trustees), but such a waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9(c).

                  (d) Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

                  (e) Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby and thereby are fulfilled to the extent possible.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) Section Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections are to sections of this Agreement, unless otherwise indicated.

                  (h) Entire Agreement. This Agreement, together with the Contribution Agreement and the other Collateral Agreements (as defined in the Contribution Agreement), embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement, the Contribution Agreement and the other Collateral Agreements supersede all prior written or oral agreements and understandings between the parties with respect to the transactions.

                  (i)    Successors, Assigns and Transferees.

                         (1) This Agreement shall inure to the benefit of and be
binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. In connection with any transaction in which any Person other than CharterMac becomes obligated to issue any securities in exchange for Special Common Units (including pursuant to any merger, combination or reorganization of CharterMac or any sale of all or substantially all of the assets of CharterMac), such Person shall execute an assumption agreement assuming CharterMac's obligations hereunder on terms reasonably satisfactory to the Investor Members.

                         (2) If any successor, assignee or transferee of a
Holder shall acquire Special Common Units or Registrable Securities, in any manner, whether by operation of law or otherwise, such Special Common Units or Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Special Common Units or Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

                         (3) The term "successor, assignee or transferee of a
Holder" shall include any Person that acquires Special Common Units or Registrable Securities by operation of law, including upon the merger or consolidation, liquidation or dissolution of the Holder.

                         (4) A pledgee of Registrable Securities which is an
Institutional Lender shall be entitled to all the benefits of a Holder under this Agreement and CharterMac agrees to identify such pledgee as a potential selling shareholder in the original filing of the Shelf Registration Statement or, if necessary, file a supplement or amendment thereto within five (5) Business Days of receipt of a request therefor from such pledgee in order to so identify such pledgee.

                  (j)    Interpretation.

                         (1) The parties hereto have participated jointly in the
negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumptions or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

                         (2) All pronouns and any variations thereof refer to
the masculine, feminine or neuter, singular or plural, as the context may require.

                         (3) The words "include," "includes" and "including"
shall be deemed to be followed by the phrase "without limitation."

                  (k) Further Assurances. Each of the parties shall use reasonable efforts to execute and deliver to any other party such additional documents and take such other action, as any other party may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

                  (l) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.


                              CHARTERMAC


                              By:  _______________________________
                                   Name: Alan P. Hirmes
                                   Title: Chief Operating Officer


                              APH ASSOCIATES L.P.

                              By:  APH Associates, Inc., its general
                                   partner

                                   By: ___________________________
                                       Name: Alan P. Hirmes
                                       Title: President


                              DLK ASSOCIATES L.P.

                              By:  DLK Associates, Inc., its general
                                   partner

                                   By: ___________________________
                                       Name: Denise L. Kiley
                                       Title: President



                              ------------------------------------
                                J. Michael Fried

                              FRIED FAMILY 2001 TRUST

                                   By: ___________________________
                                       Mark Walfish
                                       Trustee

                                   By: ___________________________
                                       David Silvers
                                       Trustee


                              MARC ASSOCIATES, L.P.

                              By:  Marc Associates, Inc., its
                                   general partner

                                   By: ___________________________
                                       Name: Marc D. Schnitzer
                                       Title: President


                              RELATED GENERAL II, L.P.

                              By:  RCMP, Inc., its general partner

                                   By: ___________________________
                                       Name: Jeff T. Blau
                                       Title:  Vice President


                              SJB ASSOCIATES L.P.

                              By:  SJB Associates, Inc., its general partner

                                   By: ___________________________
                                       Name: Stuart J. Boesky
                                       Title: President

                              STEPHEN M. ROSS

                                   By: ___________________________
                                       Michael Orbison, Esq.
                                       Pursuant to Power of Attorney

                                                                      Schedule A
                                                                      ----------

                              Addresses for Notices
                              ---------------------

If to APH Associates L.P.:

            c/o Related Capital Company
            625 Madison Avenue
            New York, NY 10022
            Attention: Mr. Alan P. Hirmes

If to DLK Associates L.P.:

            c/o Related Capital Company
            625 Madison Avenue
            New York, NY 10022
            Attention: Ms. Denise L. Kiley

If to Marc Associates, L.P.:

            c/o Related Capital Company
            625 Madison Avenue
            New York, NY 10022
            Attention: Mr. Marc D. Schnitzer

If to SJB Associates L.P.:

            c/o Related Capital Company
            625 Madison Avenue
            New York, NY 10022
            Attention: Mr. Stuart J. Boesky

If to Related General II L.P.:

            c/o Related Capital Company
            625 Madison Avenue
            New York, NY 10022
            Attention: Mr. Jeff Blau

with a copy to:

            Michael Orbison, Esq.
            625 Madison Avenue
            New York, NY 10022
and with a copy to:

            Proskauer Rose LLP
            1585 Broadway
            New York, NY 10036
            Attention: Steven Fishman, Esq.

If to J. Michael Fried or the Fried Family 2001 Trust:

            c/o Phoenix Realty Group
            535 Madison Avenue, 26th Floor
            New York, New York 10022
            Attention: J. Michael Fried

with a copy to:

            Manatt, Phelps & Phillips, LLP
            1675 Broadway
            New York, New York 10019
            Attention:  Peter Olberg, Esq.